As filed with the Securities and Exchange Commission on June 17, 2011

Registration No. 333-49012

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-49012

UNDER

THE SECURITIES ACT OF 1933

Endwave Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4333817
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

130 Baytech Drive

San Jose, CA 95134

(Address of Principal Executive Offices)

(408) 522-3100

(Registrant’s telephone number, including area code)

ENDWAVE CORPORATION

1992 STOCK OPTION PLAN

2000 EQUITY INCENTIVE PLAN

2000 NON-EMPLOYEE DIRECTORS’ PLAN

2000 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Avi Katz

President, Chief Executive Officer & Chairman of the Board

Endwave Corporation

130 Baytech Drive

San Jose, CA 95134

(408) 522-3100

(Name, address, and telephone number, including area code, of Agent for Service)

Copies to:

Mavis Yee, Esq.

Nixon Peabody LLP

2 Palo Alto Square

3000 El Camino Real, Suite 500

Palo Alto, CA 94306

(650) 320-7700

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to Registration Statement (File No. 333-49012) on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission on October 31, 2000, pertaining to the registration of 8,936,313 shares of the common stock of Endwave Corporation (the “Registrant”) issuable under the Registrant’s 1992 Stock Option Plan, 2000 Equity Incentive Plan, 2000 Non-Employee Directors’ Stock Option Plan and 2000 Employee Stock Purchase Plan.

On June 17, 2011, pursuant to an Agreement and Plan of Merger dated as of February 4, 2011 by and among the Registrant, GigOptix, Inc., a Delaware corporation (“GigOptix”) and Aerie Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of GigOptix (“Merger Sub”) (the “Merger Agreement”), Merger Sub merged with and into Registrant, with Registrant being the surviving entity (the “Merger”).

As a result of the Merger, the Registrant has terminated all offerings of the Registrant’s securities pursuant to the above referenced Registration Statement. Accordingly, pursuant to the undertakings contained in such Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering, the Registrant is filing this post-effective amendment to the Registration Statement to deregister all the shares of the Registrant’s common stock registered and reserved for issuance under such Registration Statement which remained unissued as of the Effective Time.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing an amendment on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 17, 2011.

ENDWAVE CORPORATION

/s/ Avi Katz
By:	Avi Katz
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Avi Katz Avi Katz	President and Chief Executive Officer, Chairman of the Board (Principal Executive Officer)	June 17, 2011

/s/ Curt Sacks Curt Sacks	Chief Financial Officer (Principal Financial and Accounting Officer)	June 17, 2011

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